UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2010

DIGITILITI, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-53235	26-1408538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

266 EAST 7TH STREET, 4TH FLOOR SAINT PAUL, MINNESOTA	55101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 925-3200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2010, Digitiliti, Inc. (the “Company”) conducted a private placement to implement a note conversion and warrant exercise restructuring program. The restructuring program involved, for a limited time, the conversion of unsecured notes into shares of common stock at a reduced conversion rate of $0.20 per share of common stock, the conversion of secured notes into shares of Series A Convertible Preferred Stock (“Preferred Stock”) at a conversion rate of $1.00 per share (whereby each share of Preferred Stock is convertible into five shares of common stock), and the exercise of warrants at a reduced exercise price of $0.20 per share of common stock.

On July 15, 2010, the Company conducted an additional closing of the offering (“Closing”), whereby:

•	unsecured notes in the aggregate amount of $72,210 in principal and interest accrued through June 30, 2010 were converted into 361,050 shares of common stock,

•	secured notes in the aggregate amount of $28,366.67 in principal and interest accrued through June 30, 2010 were converted into 28,367 shares of Preferred Stock, and

•	warrants were exercised to purchase 45,000 shares of common stock for an aggregate exercise price of $9,000.

As a result of the restructuring program, taking into account the initial closing and this Closing: (1) unsecured notes in the aggregate amount of $3,252,756.67 in principal and interest accrued through June 30, 2010 were converted into 16,263,783 shares of common stock, (2) secured notes in the aggregate amount of $752,261.67 in principal and interest accrued through June 30, 2010 were converted into 752,262 shares of Preferred Stock, and (3) warrants were exercised to purchase 2,549,500 shares of common stock for an aggregate exercise price of $509,900.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference. The sales of securities under the Closing are exempt from registration under Section 4(2) the Securities Act of 1933, as amended (“Securities Act”) and Rule 506 promulgated thereunder, based on, among other reasons, the sales were made to existing security holders of the Company who represented they were “accredited investors” as that term is defined in Rule 501 of Regulation D of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITILITI, INC.

Date: July 20, 2010

By: /s/ Roy A. Bauer
Name: Roy A. Bauer
Title: Chief Executive Officer and
President